UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

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☒           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

Point Blank Solutions, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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August 7, 2009

Dear Stockholders:

You are cordially invited to attend the 2009 annual meeting of stockholders of Point Blank Solutions, Inc.  The meeting will be held at 10:00 a.m. local time on September 9, 2009 at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309.

Details regarding admission to the meeting and the business to be conducted at the meeting are included in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is very important.  Whether or not you plan to attend the meeting in person, please insure that your shares are represented at the meeting by completing, signing, and dating the enclosed proxy card or voting instruction card and returning it in the prepaid envelope provided.

Thank you for your ongoing support of Point Blank Solutions, Inc.  We look forward to seeing you at the meeting.

Sincerely,

/s/ James R. Henderson

James R. Henderson
Acting Chief Executive Officer and Chairman of the Board

Nationwide	800-413-5155
Phone	954-630-0900
Fax	954-630-9225
2102 SW 2nd Street • Pompano Beach, Florida 33069 • www.pointblanksolutionsinc.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 9, 2009

August 7, 2009

To the Stockholders of Point Blank Solutions, Inc:

The 2009 Annual Meeting of Stockholders of Point Blank Solutions, Inc. (the “2009 Annual Meeting”) will be held at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309 on September 9, 2009, at 10:00 a.m. local time for the following purposes:

1.	To elect four directors to serve until the 2010 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.	To transact such other business as may properly come before the 2009 Annual Meeting and any adjournment or postponement thereof.

Information relating to the above matters is set forth in the attached Proxy Statement.  As determined by the Board of Directors, only holders of record of our common stock as of the close of business on July 29, 2009 are entitled to notice of, and to vote at, the 2009 Annual Meeting and any adjournment or postponement thereof.

Whether or not you plan to attend the 2009 Annual Meeting in person, we encourage you to read the attached Proxy Statement and vote your shares by completing, signing, dating, and returning the enclosed proxy card as soon as possible in order to insure that your shares of common stock will be represented at the 2009 Annual Meeting.  Submitting your proxy now will not prevent you from voting your shares in person at the 2009 Annual Meeting if you desire to do so, as your proxy is revocable at your option before it is exercised at the 2009 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Point Blank Solutions, Inc.
2009 Annual Meeting of Stockholders to be Held on September 9, 2009.

The Proxy Statement and 2008 Annual Report are available at
http://www.pointblanksolutionsinc.com/2009annualmeeting.

By order of the Board of Directors,

/s/ Michelle Doery

Michelle Doery
Corporate Secretary

i

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors (the “Board”) of Point Blank Solutions, Inc. in connection with the solicitation of proxies for use at the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) to be held at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309 on September 9, 2009, at 10:00 a.m. local time.  This Proxy Statement contains information about the matters to be voted on at the 2009 Annual Meeting, the voting process, and the Company’s directors and executive officers.  This Proxy Statement, along with either a proxy card or a voting instruction card, is being mailed to stockholders beginning August 7, 2009.

Unless the context otherwise requires, in this Proxy Statement, the terms “we,” “our,” “us” and “the Company” refer to Point Blank Solutions, Inc. and its subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this Proxy Statement?

A:
The Board is soliciting your proxy to vote at the 2009 Annual Meeting because you were a stockholder at the close of business on Wednesday, July 29, 2009 (the “Record Date”), and are entitled to vote at the 2009 Annual Meeting.

This Proxy Statement summarizes the information you need to know to vote at the 2009 Annual Meeting. You do not need to attend the 2009 Annual Meeting to vote your shares.

Q:	What information is contained in this Proxy Statement?

A:
The information in this Proxy Statement relates to the proposals to be voted on at the 2009 Annual Meeting, the voting process, the compensation of directors and certain executive officers, and certain other required information.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain an additional set of proxy materials?

A:	All stockholders may write to us at the following address to request an additional copy of these materials:

Point Blank Solutions, Inc.
2102 SW 2nd Street
Pompano Beach, Florida 33069
Attention: Corporate Secretary

This Proxy Statement and the Company’s 2008 Annual Report on Form 10-K are also available on the Internet at www.pointblanksolutionsinc.com/2009annualmeeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.”  If you are a stockholder of record, we sent this Proxy Statement and proxy card directly to you.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name.  If you hold shares in street name, this Proxy Statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet, if they offer that alternative.  As a beneficial owner is not a stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	What am I voting on at the 2009 Annual Meeting?

A:	You are voting on the following proposals:

•	To elect four directors to serve until the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) or until their respective successors are duly elected and qualified;

•	To ratify the appointment of Crowe Horwath LLP (“Crowe Horwath”) as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•	To transact such other business as may properly come before the 2009 Annual Meeting and any adjournment or postponement thereof.

The Board recommends a vote “FOR” each of its nominees and “FOR” the ratification of the appointment of Crowe Horwath as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Q:	What are the voting requirements to approve each of the proposals?

A:	In the election of directors, each director receiving a plurality of affirmative (“FOR”) votes will be elected.

The proposal to ratify the appointment of Crowe Horwath as our independent registered public accounting firm for the fiscal year ending December 31, 2009 requires the affirmative (“FOR”) votes of a majority of the votes cast on the matter.

Your broker, bank or nominee cannot vote your shares on any proposal unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.  If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.”  Abstentions, withhold votes, and broker non-votes will be considered present for the purposes of establishing a quorum, but otherwise will have no effect on the election of directors or the proposal to ratify the appointment of Crowe Horwath as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Q:	What happens if a nominee for director does not stand for election?

A:
If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remainder of nominees and may be voted for substitute nominees in place of those who do not stand.  We have no reason to expect that any of the nominees will not stand for election.

Q:	How many votes do I have?

A:	If you hold shares of common stock, you are entitled to one vote for each share of common stock that you hold. As of the Record Date, there were 51,749,297 shares of common stock outstanding.

Q:	Is cumulative voting permitted for the election of directors?

A:	We do not use cumulative voting for the election of directors.

Q:	How do I vote?

A:	You may vote using any of the following methods:

•
Proxy card or voting instruction card.  Be sure to complete, sign and date the card and return it in the prepaid envelope.  If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote “FOR” the election of the nominees and “FOR” the ratification of the appointment of Crowe Horwath as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

•
In person at the 2009 Annual Meeting.  All stockholders may vote in person at the 2009 Annual Meeting.  You may also be represented by another person at the 2009 Annual Meeting by executing a proper proxy designating that person.  If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the 2009 Annual Meeting.

Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the 2009 Annual Meeting by:

•	sending written notice of revocation to our Corporate Secretary;

•	submitting a new, proper proxy dated later than the date of the revoked proxy; or

•	attending the 2009 Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee.  You may also vote in person at the 2009 Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.  Attendance at the 2009 Annual Meeting will not, by itself, revoke a proxy.

Q:	What happens if additional matters are presented at the 2009 Annual Meeting?

A:
Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2009 Annual Meeting.  If you grant a proxy, the persons named as proxy holders, James Henderson and Michelle Doery, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2009 Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the 2009 Annual Meeting?

A:
A quorum will be present if at least one third in voting power of the outstanding shares of our common stock entitled to vote, totaling 17,249,766 shares, is represented at the 2009 Annual Meeting, either in person or by proxy.

Both abstentions and broker non-votes (described above) are counted for the purpose of determining the presence of a quorum.

Q:	How can I attend the 2009 Annual Meeting?

A:
You are entitled to attend the 2009 Annual Meeting only if you were a stockholder or joint holder as of the close of business on the Record Date, or you hold a valid proxy for the 2009 Annual Meeting.  You should be prepared to present photo identification for admittance.  In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record on the Record Date prior to your being admitted to the 2009 Annual Meeting.  If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2009 Annual Meeting.

The 2009 Annual Meeting will begin promptly on September 9, 2009, at 10:00 a.m. local time. You should allow adequate time for the check-in procedures.

Q:	How can I vote my shares in person at the 2009 Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted in person at the 2009 Annual Meeting.  Shares held beneficially in street name may be voted in person at the 2009 Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the 2009 Annual Meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so that your vote will be counted if you later decide not to attend the meeting.

Q:	What is the deadline for voting my shares?

A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the 2009 Annual Meeting.

If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.  You may vote your shares in person at the 2009 Annual Meeting only if at the 2009 Annual Meeting you provide a legal proxy obtained from your broker, trustee or nominee.

Q:	Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except: (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation.  Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.

Q:	How are votes counted?

A:
For the election of directors, you may vote “FOR” or “WITHHOLD”.  For all other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN”.  If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.  If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the election of the nominees, “FOR” the ratification of the appointment of Crowe Horwath as our independent registered public accounting firm for the fiscal year ending December 31, 2009, and in the discretion of the proxy holders, James Henderson and Michelle Doery, on any other matters that properly come before the 2009 Annual Meeting).

Q:	Do I have appraisal rights with respect to any of the proposals being brought before the 2009 Annual Meeting?

A:	No. Stockholders do not have appraisal rights in connection with any of the proposals being brought before the 2009 Annual Meeting.

Q:	Where can I find the voting results of the 2009 Annual Meeting?

A:
We intend to announce preliminary voting results at the 2009 Annual Meeting.  The final voting results will be published no later than the date of filing of our Quarterly Report on Form 10-Q for the quarter ending September 30, 2009.

Q:	How can I obtain the Company’s corporate governance information?

A:	The following information is available in print to any stockholder who requests it and is also available on the Company’s website at www.pointblanksolutionsinc.com:

•	Certificate of Incorporation

•	Second Amended and Restated By-Laws (the “By-Laws”)

•	The charters of the following Board committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee

•	Board committee composition

•	Our Corporate Governance Principles and Policies

•	Our Code of Business Conduct

Q:	How may I obtain the Company’s 2008 Annual Report on Form 10-K and other financial information?

A:
A copy of our 2008 Annual Report on Form 10-K is enclosed with this Proxy Statement.  Stockholders may request another free copy of our 2008 Annual Report on Form 10-K and other financial information by contacting us at:

Point Blank Solutions, Inc.
2102 SW 2nd Street
Pompano Beach, Florida 33069
Attention: Corporate Secretary

Alternatively, current and prospective investors can access the 2008 Annual Report and other financial information on the Internet at www.pointblanksolutionsinc.com/2009annualmeeting.

We will also furnish any exhibit to the 2008 Annual Report if specifically requested.  Our filings with the Securities and Exchange Commission (the “SEC”) are also available free of charge on the SEC’s website at www.sec.gov.

Q:	What if I have questions for the Company’s transfer agent?

A:	Please contact our transfer agent at the telephone number or address listed below with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038
(800) 937-5449

Q:	Who can help answer my questions?

A:	If you have any questions about the 2009 Annual Meeting or how to vote or revoke your proxy, you should contact us at:

Point Blank Solutions, Inc.
2102 SW 2nd Street
Pompano Beach, Florida 33069
Attention: Corporate Secretary

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 29, 2009, the Record Date, with respect to the beneficial ownership of shares of the Company’s common stock by:

•	each person known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of the Company’s directors, director nominees and named executive officers; and

•	all of the Company’s current executive officers and directors as a group.

Except as otherwise set forth below, the address of each of the persons listed below is c/o Point Blank Solutions, Inc., 2102 SW 2nd Street, Pompano Beach, Florida 33069.  Unless otherwise indicated, the common stock beneficially owned by a holder includes shares owned by a spouse, minor children and relatives sharing the home of such holder, as well as entities owned or controlled by such holder, and also includes shares subject to options to purchase our common stock exercisable and shares subject to deferred stock awards (“DSAs”) issuable within 60 days after the Record Date.  Except as otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to their shares.

	Common Stock Beneficially Owned (1)
Name	Number	Percent
Directors and Named Executive Officers
James R. Henderson (2)	141,042	*
Michelle Doery (3)	27,665	*
Sam White (4)	185,000	*
Robert Chefitz (5)	63,196	*
Terry R. Gibson (6)	63,196	*
General Merrill A. McPeak (7)	69,056	*
Larry Ellis (8)	102,000	*
James F. Anderson (9)	5,000	*
John C. Siemer (10)	4,000	*
Jennifer Coberly (11)	308,200	*

All current directors and executive officers as a group (6 persons) (12)	549,155	1.1

5% or Greater Stockholders
David H. Brooks (13)	11,712,978	22.6
Terry S. Brooks (14)	11,314,391	21.9
Prescott Group Capital Management, L.L.C. (15)	2,790,231	5.4
_________________________

*	Indicates ownership in an amount less than 1% of our outstanding common stock.

(1)
The applicable percentage of ownership for each beneficial owner is based on 51,749,297 shares of common stock outstanding as of the Record Date. Shares of common stock issuable upon exercise of options, warrants or other rights beneficially owned that are exercisable within 60 days after the Record Date are deemed outstanding for the purpose of computing the percentage ownership of the person holding such securities and rights and all executive officers and directors as a group.

(2)	Consists of 141,042 shares issuable pursuant to DSAs.

(3)	Includes 20,000 shares issuable upon the exercise of options.

(4)	Includes 175,000 shares issuable upon the exercise of options.

(5)	Consists of 63,196 shares issuable pursuant to DSAs.

(6)	Consists of 63,196 shares issuable pursuant to DSAs.

(7)	Consists of 69,056 shares issuable pursuant to DSAs.

(8)	Mr. Ellis is our former President and Chief Executive Officer.

(9)	Mr. Anderson is our former Senior Vice President and Chief Financial Officer.

(10)	Mr. Siemer is our former Chief Operating Officer and Chief of Staff.

(11)	Ms. Coberly is our former General Counsel and Secretary. Includes 300,000 shares issuable upon the exercise of options.

(12)	Consists of 17,665 shares of common stock, 195,000 shares issuable upon the exercise of options and 336,490 shares issuable pursuant to DSAs.

(13)
Based upon a Schedule 13D/A filed with the SEC on August 15, 2008.  Based upon this filing and a Schedule 13D filed with the SEC by Terry S. Brooks, Mr. Brooks’s ex-wife, on June 26, 2008, beneficial ownership of 8,257,099 of Mr. Brooks’s shares has been transferred to Ms. Brooks, pursuant to the terms of a separation agreement.  However, none of such shares have been transferred of record to Ms. Brooks, and consequently Mr. Brooks retains the power to vote such shares.  The business address of Mr. Brooks is 800 South Ocean Drive, Boca Raton, Florida 33432-6366.

(14)
Based upon a Schedule 13D filed with the SEC on June 26, 2008.  See Note 13 concerning David H. Brooks, above. According to her filings, though the beneficial owner of 11,314,391 shares, Ms. Brooks has the power to vote only 3,057,292 of those shares.  The address of Ms. Brooks is P.O. Box 369, Old Westbury, New York 11568.

(15)	Based upon a Schedule 13G filed with the SEC on February 10, 2009. The business address of Prescott Group Capital Management, L.L.C. is 1924 South Utica, Suite 1120, Tulsa, Oklahoma 74104-6529.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Information Concerning Directors and Executive Officers

Four directors are to be elected at the 2009 Annual Meeting to serve until the 2010 Annual Meeting and until their successors are duly elected and qualify.  Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below.  If for any reason any nominee does not stand for election, any proxies the Company receives will be voted in favor of the remaining nominees and may be voted for substitute nominees in place of those who do not stand.  The Company has no reason to expect that any of the nominees will not stand for election.  The election of directors shall be determined by a plurality of the votes cast.

The By-laws provide that the number of directors constituting the whole Board will be fixed from time to time as determined by action of the Board taken by the affirmative vote of a majority of the whole Board.  Each of the four nominees currently serves on the Board.

The following table sets forth information regarding our executive officers and nominees for election to the Board.

Name	Age	Served Since	Positions
James Henderson	51	2008	Chairman of the Board and Acting Chief Executive Officer
Michelle Doery	44	2009	Chief Financial Officer
Samuel White	50	2006	Senior Vice President Business Development
Robert Chefitz	49	2008	Director
Terry R. Gibson	55	2008	Director
General Merrill A. McPeak	73	2008	Director

The business experience for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

James R. Henderson has been Chairman of the Board since August 2008 and has been the Company’s Acting Chief Executive Officer since April 2009.  Mr. Henderson is a Managing Director and operating partner of Steel Partners LLC (“Steel Partners”), a global management firm.  He has been associated with Steel Partners and its affiliates since August 1999.  Mr. Henderson has been the Executive Vice President of SP Acquisition Holdings, Inc., a company formed for the purpose of acquiring one or more businesses or assets, since February 2007.  Mr. Henderson has been a director of Del Global Technologies Corp., a designer and manufacturer of medical imaging and diagnostic systems and power conversion subsystems and components (“Del Global”), since November 2003.  He has been a director of BNS Holding, Inc., a holding company that owns the majority of Collins Industries, Inc., a manufacturer of school buses, ambulances and terminal trucks, since June 2004.  He has been a director of GenCorp Inc., a manufacturer of aerospace and defense products and systems with a real estate business segment, since March 2007 and Chairman of the Board since May 2008.  Mr. Henderson has been a director of SL Industries, Inc., a designer, manufacturer and marketer of power electronics, motion control, power protection and specialized communication equipment, since January 2002.  He was a director of Angelica Corporation, a provider of healthcare linen management services, from August 2006 to August 2008.  Mr. Henderson was a director and Chief Executive Officer of a predecessor entity of Steel Partners Holdings L.P., a global diversified holding company that engages or has interests in a variety of operating businesses through its subsidiary companies (“SPH”), from June 2005 to April 2008, President and Chief Operating Officer from November 2003 to April 2008, and Vice President of Operations from September 2000 to December 2003.  He was also the Chief Executive Officer of WebBank, a wholly-owned subsidiary of SPH, from November 2004 to May 2005.  He was a director of ECC International Corp., a manufacturer and marketer of computer controlled simulators for training personnel to perform maintenance and operation procedures on military weapons (“ECC”), from December 1999 to September 2003, and was acting Chief Executive Officer from July 2002 to March 2003.  Mr. Henderson has been the President of Gateway Industries, Inc., a provider of database development and website design and development services, since December 2001.  From January 2001 to August 2001, he was President of MDM Technologies, Inc., a direct mail and marketing company.

Michelle Doery has been the Company’s Chief Financial Officer since June 2009.  Ms. Doery had served as the Company’s Interim Chief Financial Officer since February 2009.  Ms. Doery joined the Company in February 2008 as its Director of Financial Reporting, and she became Vice President and Corporate Controller in October 2008.  Before joining the Company, Ms. Doery served the Company as an outside consultant while working at Jefferson Wells, a consulting firm, from October 2007 to January 2008.  Previously, Ms. Doery served as the Regional Vice President Finance of Lennar Homes, LLC, a Palm Beach, Florida based operating subsidiary of the Lennar Corporation, a national homebuilder and provider of financial services traded on the New York Stock Exchange, from February 2003 to September 2007.  Ms. Doery started her career as an auditor with Grant Thornton LLP.  Ms. Doery is a New Hampshire Certified Public Accountant and holds a Bachelors of Accounting from Merrimack College, North Andover, Massachusetts.

Samuel White has been the Company’s Senior Vice President Business Development since September 2006.  Mr. White joined the Company in October 2001 and became the President of Point Blank Body Armor, Inc. in June 2005.  Mr. White has more than 16 years of experience in ballistic material development and sales with various companies, including Armor Holdings and Allied Signal.

Robert Chefitz has been a member of the Board since August 2008.  Mr. Chefitz has been a Founding Partner and Managing Member of Egis Capital Partners, a private equity fund focused on the security industry, since January 2007.  Mr. Chefitz has been a General Partner of NJTC Venture Fund, SBIC, L.P., a private venture capital firm based in New Jersey that is a lead investor in seed and early stage companies in the region, since April 2002.  From February 1987 to October 2001, Mr. Chefitz was a partner at Apax Partners based in New York.  Previously, Mr. Chefitz was employed as an investment professional with Golder Thoma Cressey in Chicago.  Mr. Chefitz is a past president of the New York Venture Association.  Mr. Chefitz holds a B.A. in History from Northwestern University and a M.B.A. from Columbia University.  Mr. Chefitz serves as a director on the boards of Redpoint Bio Corporation, a biotechnology company focusing on the development of taste modulators for the food, beverage and pharmaceutical industries, as well as a number of privately held companies.

Terry R. Gibson has been a member of the Board since August 2008.  Mr. Gibson has been the President and Chief Executive Officer and a member of the Board of Directors of Cosine Communications, Inc., a global telecommunications equipment supplier, since January 2005, and its Executive Vice President and Chief Financial Officer since January 2002.  Mr. Gibson has served as a Managing Director of SP Corporate Services, LLC (“SP Corporate Services”), an affiliate of Steel Partners, since July 1, 2007.  Previously, Mr. Gibson served as Chief Financial Officer of Calient Networks, Inc. from May 2000 through December 2001.  He served as Chief Financial Officer of Ramp Networks, Inc. from March 1999 to May 2000 and as Chief Financial Officer of GaSonics, International from June 1996 to March 1999.  He also served as Vice President and Corporate Controller of Lam Research Corporation from February 1991 to June 1996.  Mr. Gibson holds a B.S. in Accounting from the University of Santa Clara.

General Merrill A. McPeak, U.S. Air Force (Ret.) has been a member of the Board since August 2008.  General McPeak has been the President of McPeak and Associates, a management-consulting firm, since he founded it in 1995.  General McPeak was Chief of Staff of the United States Air Force from November 1990 to October 1994, when he retired from active military service.  Currently, General McPeak is Chairman of the Board of Ethicspoint, Inc., a company providing confidential corporate governance compliance and whistleblower reporting services.  He has been a director of Del Global since April 2005.  He is a director of Sensis Corp., a privately held manufacturer of military radars and civilian air traffic control systems.  He is an investor in and director of several other public and private companies in the early development stage, including MathStar, Inc., a designer and marketer of specialized semiconductor integrated circuits.  General McPeak was Chairman of ECC for several years, and formerly served as a director of several other public companies, including Tektronix, Inc. and TWA.  General McPeak received a Bachelor of Arts degree in economics from San Diego State College and a Master of Science degree in international relations from George Washington University.  He is a member of the Council on Foreign Relations, New York City.

Legal Proceedings Involving Directors and Executive Officers

As of the date of this Proxy Statement, there is no material proceeding to which any of our directors or executive officers, or any associate of any such director or executive officer, is a party or has a material interest adverse to us or any of our subsidiaries.  None of the events described in Item 401(f) of Regulation S-K have occurred during the past five years and are material to an evaluation of the ability or integrity of any director, nominee or executive officer of the Company.

Family Relationships Between Directors and Executive Officers

There are no family relationships between any of our directors, nominees or executive officers.

Transactions with Related Persons, Promoters and Certain Control Persons

Future relationships and transactions, if any, with affiliated parties or related persons will be reviewed by the Company’s Audit Committee for any potential conflict of interest.  If the Audit Committee determines that any such transaction creates a conflict of interest situation, the Company will not proceed with such transaction unless approved in advance by the Audit Committee.  The policies and procedures for the review, approval or ratification of any potential transactions with related parties are set forth in the Company’s Related Party Transaction Policy, available on the Company’s website at www.pointblanksolutionsinc.com, under the “Corporate Governance” tab.

Indemnifications

Pursuant to Delaware law and certain indemnification agreements entered into with the Company’s former Chairman and Chief Executive Officer, David H. Brooks, the Company’s former Chief Financial Officer, Dawn Schlegel, and the Company’s former Chief Operating Officer, Sandra Hatfield, we advanced expenses and legal fees to each of Mr. Brooks, Ms. Schlegel and Ms. Hatfield in the amounts of $5,894,000, $562,000 and $242,000, respectively, during 2006.  For 2007, these costs for Mr. Brooks, Ms. Schlegel and Ms. Hatfield were $797,000, $481,000 and $439,000, respectively.  For 2008, these costs for Mr. Brooks, Ms. Schlegel and Ms. Hatfield were $1,321,000, $163,000 and $261,000, respectively.

Steel Partners and JPS Industries, Inc.

At the Company’s 2008 Annual Meeting of Stockholders held on August 19, 2008 (the “2008 Annual Meeting”), the Company’s stockholders elected a slate of directors that included two employees of Steel Partners, the manager of SP II.  SP II reported in its Schedule 13D with respect to its investment in the Company, originally filed with the SEC on February 11, 2008 and subsequent amended, most recently on July 17, 2009, that it owns approximately 4.2% of the Company’s outstanding common stock.  SP II also owns approximately 32.3% of JPS Industries, Inc. (“JPS”), a supplier of ballistic materials from whom the Company has historically made and continues to make purchases of materials, based on information provided by SP II.  During the period between February 1, 2008 through December 31, 2008, the Company made purchases with an aggregate value of approximately $33 million from JPS.  The Company owed JPS approximately $1.1 million and $877,000 as of December 31, 2008 and March 31, 2009, respectively.  The transactions between JPS and the Company were not reviewed by the Company’s Audit Committee as they were undertaken in the ordinary course of business pursuant to competitive bidding among suppliers.

Changes to Board Composition Since Beginning of Fiscal 2008

At the 2008 Annual Meeting, the Company’s stockholders elected to the Board five nominees of SP II, which currently owns approximately 4.2% of our common stock outstanding.  The SP II nominees were James R. Henderson, General Merrill A. McPeak, Terry R. Gibson, Bernard C. Bailey and Robert Chefitz.  The other nominees elected to the Board at the 2008 Annual Meeting were then-incumbent directors General Martin R. Berndt and Maurice Hannigan.  Messrs. Bailey and Hannigan resigned from the Board on June 3, 2009 and General Berndt resigned from the Board on June 12, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities.  Such persons are required to furnish us with copies of all Section 16(a) filings.

Based solely upon a review of the copies of the forms furnished to us, we believe that our officers and directors complied with all applicable filing requirements during fiscal 2008, except as noted below:

On March 17, 2008, each of James Anderson, Larry Ellis, John Siemer and Samuel White filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 covering a DSA made to each of them on March 12, 2008.

On August 15, 2008, David Brooks filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 covering one transaction that occurred on September 13, 2007.

On September 2, 2008, General Merrill McPeak filed an Initial Statement of Beneficial Ownership of Securities on Form 3 following his election to the Board on August 19, 2008.

On December 12, 2008, each of Bernard Bailey, Robert Chefitz, James Henderson, Terry Gibson and General Merrill McPeak filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 covering a DSA made to each of them on December 3, 2008.

On January 23, 2009, Jennifer Rae Coberly filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 covering two transactions that occurred on December 10, 2008.

Vote Required

Each director receiving a plurality of affirmative votes will be elected.  You may withhold votes from any or all nominees.  Except for the votes that stockholders of record withhold from any or all nominees, the persons named in the proxy card will vote such proxy “FOR” the nominees.

Recommendation of the Board

The Board recommends a vote “FOR” the election of its nominees for the Board to serve until the 2010 Annual Meeting and until their successors are duly elected and qualify.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm for Fiscal 2009

The Audit Committee has appointed Crowe Horwath as our independent registered public accounting firm for the fiscal year ending December 31, 2009.  Although this appointment does not require ratification, the Board has directed that the appointment of Crowe Horwath be submitted to stockholders for ratification due to the significance of their appointment.  If stockholders do not ratify the appointment of Crowe Horwath as our independent registered public accounting firm for the fiscal year ending December 31, 2009, the Audit Committee will consider the appointment of another independent registered public accounting firm.

A representative of Crowe Horwath will be present at the 2009 Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she so desires.

Rachlin LLP (“Rachlin”) served as our independent registered public accounting firm for the fiscal year ended December 31, 2008.  A discussion of changes in the Company’s independent registered public accounting firm over the past two fiscal years is below.

Changes in Independent Registered Public Accounting Firm

Merger of Rachlin LLP and Marcum LLP

On June 1, 2009, Rachlin, the Company’s independent registered public accounting firm at the time, merged with and into Marcum LLP (the “Merger”) and began practicing in Florida as “MarcumRachlin, a division of Marcum LLP” (“MarcumRachlin”).  Accordingly, effective June 1, 2009, Rachlin ceased to act as the Company’s independent registered public accounting firm and MarcumRachlin became the Company’s independent registered public accounting firm.  This change in the Company’s independent registered public accounting firm was accepted by the Audit Committee.

The principal accountant’s reports of Rachlin on the consolidated financial statements of the Company as at and for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2008 and 2007 and through the effective time of the Merger, there were no disagreements with Rachlin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Rachlin’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years.  During the fiscal years ended December 31, 2008 and 2007 and through June 1, 2009, there were no events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2008 and 2007 and through the effective time of the Merger, the Company did not consult with Marcum LLP or MarcumRachlin with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Dismissal of MarcumRachlin, a division of Marcum LLP

On June 29, 2009, the Company dismissed MarcumRachlin as the Company’s independent registered public accounting firm, effective immediately.  The dismissal of MarcumRachlin was approved by the Audit Committee.

MarcumRachlin’s reports on the consolidated financial statements of the Company as at and for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2008 and 2007 and through the date of dismissal, there were no disagreements with MarcumRachlin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to MarcumRachlin’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years.  During the fiscal years ended December 31, 2008 and 2007 and through the date of dismissal, there were no events of the type described in Item 304(a)(1)(v) of Regulation S-K.

Engagement of Crowe Horwath LLP

On July 1, 2009, the Company engaged Crowe Horwath as the Company’s new independent registered public accounting firm.  The engagement of Crowe Horwath was approved by the Audit Committee.

During the fiscal years ended December 31, 2008 and 2007 and through the date of the engagement of Crowe Horwath, the Company did not consult with Crowe Horwath with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Fees Billed During Fiscal 2008 and 2007

The following table shows the fees that the Company was billed for the audit and other services provided by Rachlin for fiscal years 2008 and 2007:

	2008	2007
Audit Fees	$896,000	$1,154,556
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$896,000	$1,154,556

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by our independent registered public accounting firm without specific authorization from the Audit Committee, subject to certain restrictions.  The policy sets out the specific services pre-approved by the Audit Committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.  The pre-approval policy does not include a delegation to management of the Audit Committee responsibilities under the Exchange Act.

The Company understands the need for its independent registered public accounting firm to maintain objectivity and independence in its audit of our financial statements.  To minimize relationships that could appear to impair the objectivity of the Company’s audit firm, our Audit Committee has restricted the non-audit services our independent registered public accounting firm may provide to the Company primarily to audit-related services.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to ratify the appointment of Crowe Horwath as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.  Thus, abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the appointment of Crowe Horwath as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

CORPORATE GOVERNANCE

Director Independence

Each of the Company’s directors and nominees, with the exception of James R. Henderson, qualifies as “independent” under the listing standards of NYSE Amex (even though the Company is not listed on such exchange), federal securities laws and SEC rules with respect to members of boards of directors and members of all board committees on which he serves.  Before concluding that Mr. Gibson is independent, the Board considered his relationships with Steel Partners and its affiliates, which are discussed in detail under “Proposal No. 1: Election of Directors,” under “Information Concerning Directors and Executive Officers.”

Each of Bernard Bailey, Martin R. Berndt and Maurice Hannigan, all of whom resigned from the Board in June 2009, qualified as independent under applicable rules during his time of service.

Board and Committee Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate.  The Board held 29 meetings, 10 in person and 19 via teleconference, during fiscal 2008.  The Audit Committee met 13 times, the Compensation Committee seven times, and the Nominating and Corporate Governance Committee six times, during fiscal 2008.

Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he was a director); and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).  Each then-incumbent director attended the 2008 Annual Meeting.

Committees of the Board

The Board has the three following committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.  Each committee operates under a written charter that was approved by the Board.  These charters are posted on the Company’s website at www.pointblanksolutionsinc.com, under the “Corporate Governance” section of the “Corporate Profile” page.

Audit Committee

The Audit Committee is comprised of Terry R. Gibson (Chairman), Robert Chefitz and General Merrill A. McPeak.  The Board has determined that each member of the Audit Committee satisfies all membership requirements for audit committee members under NYSE Amex listing standards and SEC rules.  The Board has determined that Mr. Gibson is an “audit committee financial expert” in accordance with SEC rules.

The Audit Committee has the responsibility for overseeing, among other things, the effective and efficient audit of our financial statements by a qualified independent registered public accounting firm.  The Audit Committee is required by SEC rules to publish a report to stockholders concerning the Audit Committee’s activities during the prior fiscal year.  The Audit Committee’s report is in the section titled “Report of the Audit Committee.”

Compensation Committee

The Compensation Committee is comprised of General Merrill A. McPeak (Chairman), Terry R. Gibson and Robert Chefitz.  The Compensation Committee annually reviews the compensation for our Chief Executive Officer and other senior executive officers, including annual salary, bonus and long-term incentive compensation, if any, subject to any applicable employment agreements and consistent with the Compensation Committee’s compensation philosophy.  With respect to our Chief Executive Officer, the Compensation Committee may establish performance goals and objectives relevant to our Chief Executive Officer’s compensation and evaluate our Chief Executive Officer’s performance in light of those established goals and objectives.  In determining the annual compensation, bonuses and long-term incentive component, if any, of the Chief Executive Officer’s compensation, the Compensation Committee may consider the Company's performance and relative stockholder return, benchmarking information relative to executives in similar positions at comparable companies and the awards given to the Chief Executive Officer in past years, as well as such other factors as the Compensation Committee determines to be appropriate.

The Compensation Committee has the authority to retain and terminate from time to time compensation consultants to be used to assist in the evaluation of executive compensation and has authority to approve consultant's fees and other retention terms for any such consultants.  The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Robert Chefitz (Chairman), Terry R. Gibson and General Merrill A. McPeak.  The Nominating and Corporate Governance Committee has the responsibility, among other things:

•
to identify and evaluate individuals qualified to become Board members, consistent with criteria approved by the Board, and to recommend to the Board the director nominees for each annual meeting of the Company’s stockholders and from time to time fill vacancies on the Board;

•	to recommend to the Board the Corporate Governance Guidelines applicable to the Company;

•	to recommend to the Board director nominees for each Board committee and for the Chairperson of each committee;

•	to determine the compensation of the Company’s directors and to approve and evaluate the director compensation plans, policies and programs of the Company; and

•	to oversee the evaluation of the Board and its committees.

The Nominating and Corporate Governance Committee also reviews and makes recommendations to the Board regarding the size and the composition of the Board.  The Nominating and Corporate Governance Committee will review and consider properly submitted stockholder recommendations on candidates for membership on the Board.  In evaluating such recommendations, the Nominating and Corporate Governance Committee will use the same review criteria discussed below under “Director Qualifications and Review of Director Nominees.”  Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee must be submitted in accordance with the By-Laws, as discussed in detail in the section titled “Stockholder Proposals.”

Director Qualifications and Review of Director Nominees

The Nominating and Corporate Governance Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations.  The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business and, in furtherance of this goal, proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills.  Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics including diversity, management skills, and technological and business experience.  Directors should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary to ensure good corporate governance is practiced.

In evaluating a director candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of the Company and its stockholders, including the knowledge, experience, integrity and judgment of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a director; independence and willingness to consider all strategic proposals; any other criteria established by the Board and any core competencies or technical expertise necessary to staff Board committees.  In addition, the Nominating and Corporate Governance Committee assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties.

Stockholder Communications

Stockholders may communicate with the Chairman of the Board, the directors as a group, the non-management directors as a group, the Audit Committee, or an individual director directly by mailing a letter to the Company’s principal executive offices at 2102 SW 2nd St., Pompano Beach, Florida, 33069.

Code of Business Conduct

The Company has a Code of Business Conduct (“Code of Conduct”) that applies to all employees, including our principal executive officer, principal financial officer and principal accounting officer.  The Code of Conduct embodies our principles and practices relating to the ethical conduct of the Company’s business and its commitment to honesty, fair dealing and full compliance with all laws and regulations affecting our business.  The Code of Conduct is posted on our website at www.pointblanksolutionsinc.com under the “Corporate Governance” section of the “Corporate Profile” page.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the objectives, policies and components of the Company’s compensation programs for our principal executive officer, principal financial officer and two others who were executive officers as of December 31, 2008, as well as the Company’s former Chief Operating Officer and Chief of Staff, who resigned from his positions with the Company on October 3, 2008. These individuals are referred to as “named executive officers.”

Compensation Objectives and Philosophy

The key objectives of the Company’s executive compensation plan are to attract, retain and motivate high quality management talent, offer fair and competitive compensation and employee benefits and align our executives’ interests with the interests of stockholders. The Compensation Committee believes in “pay for performance” in that we believe that a substantial portion of the total compensation opportunity for executive officers should be at risk and payable on achievement of corporate revenue and profitability goals.

Compensation Committee Governance

Pursuant to its charter, the Compensation Committee has responsibility for establishing and implementing our compensation philosophy as it relates to our executive officers, including the named executive officers.  The Compensation Committee is composed entirely of directors who meet applicable independence requirements and who are considered “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” for purposes of Exchange Act Rule 16b-3.

In October, 2008, the Nominating and Corporate Governance Committee recommended to the Board, and the Board agreed, that responsibility for outside director compensation should be moved from the Nominating and Corporate Governance Committee to the Compensation Committee.

Elements of Executive Compensation

For the year ended December 31, 2008, the primary elements of compensation for named executive officers were (a) base salary, (b) performance-based annual cash bonuses, (c) long-term equity incentives, (d) perquisites and (e) post-employment benefits.

Base Salary

Named executive officers receive a base salary for their services. The objective of base salary is to reflect the role and responsibility of the named executive officer, as well as his or her individual performance. The named executive officers’ base salaries for 2008 were set on a negotiated basis in connection with the employment agreements each signed in late 2006 through early 2008, a process overseen by the previous Compensation Committee.

Annual Cash Bonus

The purpose of the annual cash bonus is to provide a competitive incentive opportunity that rewards employees for both the Company’s and their individual performance. With respect to 2008, the former Compensation Committee developed the 2008 Annual Incentive Plan (the “Incentive Plan”), which was tied to pre-set financial and non-financial goals. The Incentive Plan applied to all of the Company’s employees, including executive officers. However, the Company failed to achieve its financial targets and no bonuses were awarded to any executive officers for fiscal year 2008.

The Compensation Committee has determined that the 2009 Annual Incentive Plan will be based on targeted revenue and targeted adjusted EBITDA.

Long-Term Equity-Based Incentives

The Compensation Committee believes that employee equity ownership is a significant incentive in attracting, motivating, retaining and rewarding high-quality executives and helping align the interests of employees with those of the Company’s stockholders. Historically, executive officers and certain other employees have been awarded options to purchase shares of our common stock when they sign employment agreements. They are also eligible to receive equity awards under the 2005 Omnibus Equity Incentive Plan (the “2005 Plan”) and the 2007 Omnibus Equity Incentive Plan (the “2007 Plan”), which are discussed below.

On May 6, 2005, the Company’s stockholders approved the 2005 Plan.  Up to 1,250,000 shares of common stock were originally authorized for issuance under the 2005 Plan, which number was later increased to 3,500,000.  As of the date of this Proxy Statement, 2,183,234 shares of common stock remain available for issuance under the 2005 Plan.  The Company intends to continue making grants under the 2005 Plan.

On July 13, 2007, the Compensation Committee recommended to the Board for approval, and the Board approved and adopted, the 2007 Plan.  Up to 3,500,000 shares of common stock are authorized for issuance under the 2007 Plan.  The Company has not obtained stockholder approval of the 2007 Plan, so awards granted under the 2007 Plan are not eligible to qualify as performance-based compensation for purposes of Section 162(m) of the Code.  The 2007 Plan has been designed, however, so that in the event it is approved by the stockholders, subsequent awards will be eligible to qualify as performance-based compensation for purposes of Section 162(m), provided that certain requirements are met.  As of the date of this Proxy Statement, 1,155,298 shares of common stock remain available for issuance under the 2007 Plan.  The Company intends to continue making grants under the 2007 Plan.

In 2007, due to the Company’s filing status with the SEC, we did not issue regular equity awards to our named executive officers.  The only awards issued were in connection with our entry into employment agreements with General Ellis and Mr. Anderson when they assumed their new roles as the Company’s Chief Executive Officer and Chief Financial Officer, respectively.

On March 29, 2007, the previous Compensation Committee awarded options to purchase 900,000 shares of the Company’s common stock under the 2005 Plan to General Ellis at an exercise price of $3.46 per share, the closing price of the common stock on that date. The options had a ten year term.  10% of the options became vested and exercisable on the grant date and 30% of the options were to become vested and exercisable on each of the three subsequent anniversary dates following the grant date, provided such future vesting would be accelerated if General Ellis were terminated without “cause” within two years of a change in control of the Company.  These options expired following Mr. Ellis’s termination in April 2009.

On July 24, 2007, the previous Compensation Committee awarded options to purchase 400,000 shares of the Company’s common stock under the 2007 Plan to Mr. Anderson at an exercise price of $5.28 per share, the closing price of the common stock on that date. The options had a ten year term. 10% of the options became vested and exercisable on the grant date and 30% of the options were to become vested and exercisable on each of the three subsequent anniversary dates following the grant date, provided such future vesting would be accelerated upon occurrence of a change in control.  These options expired following Mr. Anderson’s resignation in February 2009.

Also on July 24, 2007, options awards with respect to an additional 295,000 shares were made to certain other key officers and employees (not including the named executive officers) with a similar exercise price and vesting schedule.

Additionally, on March 12, 2008, the previous Compensation Committee granted DSAs pursuant to the 2007 Plan to our then-current executive officers. General Ellis received 100,000 DSAs and Messrs. Anderson, Siemer and White each received 50,000 DSAs.  Each DSA represents the contingent right to acquire one share of the Company’s common stock.  The DSAs vest in their entirety on March 12, 2011, the third anniversary of the grant date, and the shares become deliverable on the first business day following the vesting date.  Additionally, the DSAs vest immediately if the employee is terminated without “cause” or terminates his employment for “good reason” within two years of a change in control.  Messrs. Anderson and Siemer forfeited all of their DSAs when they resigned.  All of General Ellis’s DSAs vested upon his termination.  Mr. White’s DSAs are still outstanding and set to vest on schedule.

On April 7, 2008, the previous Compensation Committee awarded options to purchase 300,000 shares of the Company’s common stock under the 2007 Plan to Ms. Coberly in connection with her becoming our General Counsel and Secretary, at an exercise price of $3.80 per share, the closing price of the common stock on that date.  The options have a ten year term. 10% of the options became vested and exercisable on the grant date, and 30% of the options were to become vested and exercisable on each of the three subsequent anniversary dates following the grant date, provided such future vesting would be accelerated upon occurrence of a change in control.  Ms. Coberly left the Company in June 2009 and these options are set to expire in September 2009.  In lieu of accepting payments entitled to her under her employment agreement, Ms. Coberly agreed to accept a lump-sum payment of $100,000.

On June 13, 2008, the previous Compensation Committee authorized a process whereby employees (other than the executive officers of the Company) were allowed to convert their options, on a value for value basis, into DSAs.  Pursuant to that process, options to purchase 522,000 shares of common stock were exchanged into 385,559 DSAs, with a vesting period of two years.

The election of the new Board on August 19, 2008 constituted a “change in control,” as defined in the 2005 Plan and the 2007 Plan, triggering an accelerated vesting of all options awarded to named executive officers.  Additionally, 385,559 shares of common stock were issued to other employees of the Company as a result of the acceleration of the vesting of their DSAs.

On December 3, 2008, the Board, upon the recommendation of the Compensation Committee, determined that it was in the best interests of the Company to provide the Board and the Compensation Committee with additional flexibility in structuring awards under the 2007 Plan.  The Board amended the 2007 Plan to (i) increase the number of shares authorized for issuance under the 2007 Plan to 3,500,000 shares and (ii) include members of the Board in the definition of “Eligible Persons,” as defined under the 2007 Plan.

Perquisites

Upon relocating our corporate headquarters from New York to Florida in July 2006, the Company leased an apartment for General Ellis, from October 2006 through February 2007, at $1,800 per month.  During January and February 2007, the Company also provided General Ellis with a car allowance of $650 per month.  Beginning in March 2007, General Ellis was also paid a monthly cash stipend of $5,000 pursuant to his new employment agreement.  These arrangements ended when General Ellis was terminated in April 2009.

Beginning in October 2006, the Company provided Mr. Siemer with a monthly cash stipend of $2,500 pursuant to his employment agreement to cover his out-of-pocket living expenses.  This arrangement ended on October 3, 2008.

The Company also provided each named executive officer with health insurance, which is generally available to all full time employees.  Because of his retirement benefits from the United States Army, General Ellis did not avail himself of such health insurance.  The Company does not provide any other perquisites or personal benefits to the current named executive officers.

Post-Employment Benefits

General Ellis’s employment agreement provided that upon termination of his employment by the Company other than for cause, or by General Ellis for good reason, he was entitled to receive (a) a pro rata bonus for the year of termination, paid within two and a half months following the end of the year in which the date of termination occurs, (b) a severance package equal to two times General Ellis’s annual base salary, plus a bonus of an additional 100% of annual base salary, paid in 24 equal monthly installments and (c) continued participation in the Company’s medical and life insurance programs for 24 months provided he and his dependents are eligible. The first payment of the severance package, comprised of the first six installments, would be made on the first business day following the date six months after the termination date, and subsequent payments would be made on a monthly basis from the seventh month through the 24th month following termination. For a 24-month period following his termination, General Ellis would be subject to non-compete and non-disclosure obligations.  However, the aggregate severance payments and benefits may be reduced to take into account the effect of any “excess parachute payment” (as defined in Section 280G of the Code), as more particularly set forth in the employment agreement.

Mr. White’s employment agreement, as amended, provides that upon termination of his employment by the Company other than for cause, or by Mr. White for good reason, he is entitled to receive (a) a severance package equal to his annual base salary paid in 12 equal monthly installments plus target bonus, if any, and (b) continued participation in the Company’s medical and life insurance programs for 12 months provided he and his dependents are eligible.  The first payment of the severance package will be made on the first business day of the month after the termination date, and subsequent payments shall be made on a monthly basis from the second month through the 12th month following termination.  For a 12-month period following his termination, Mr. White would be subject to non-compete and non-disclosure obligations.

Ms. Coberly’s employment agreement provided that upon termination of her employment by the Company other than for cause, or by Ms. Coberly for good reason, she was entitled to receive (a) a severance package equal to her annual base salary paid in 12 equal monthly installments and (b) continued participation in the Company’s medical and life insurance programs for 12 months provided she and her dependents are eligible.  The first payment of the severance package would be made on the first business day of the month after the termination date, and subsequent payments would be made on a monthly basis from the second month through the 12th month following termination.  For a 12-month period following her termination, Ms. Coberly would be subject to non-compete and non-disclosure obligations.

Messrs. Siemer and Anderson’s employment agreements provided for similar post-employment benefits to those described above for Mr. White.  However, as each of Mr. Siemer and Mr. Anderson resigned without good reason, they did not receive such benefits.

The circumstances under which severance and other post-employment payments and benefits were or will be made or provided and the amount of such payments and benefits are described in more detail under “Potential Payments upon Termination or Change in Control” below.

Tax and Accounting Implications

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct in any one taxable year certain compensation in excess of $1 million paid to our Chief Executive Officer and the next three most highly compensated executive officers (other than the principal financial officer). The Compensation Committee uses, where practical, compensation policies and programs that preserve the tax deductibility of compensation; however, the Compensation Committee at its sole discretion may approve payment of nondeductible compensation from time to time, and it has done so in the past. Long-term equity-based incentive awards granted under the 2005 Plan are eligible to qualify as performance-based compensation for purposes of Section 162(m) of the Code provided the grants comply with certain requirements. Because the Company has been unable to obtain stockholder approval of the 2007 Plan, awards granted under that plan are not eligible at this time to qualify as performance-based compensation for purposes of Section 162(m). The 2007 Plan has been designed, however, so that in the event it is approved by the stockholders, subsequent awards that meet the requirements of the Internal Revenue Code will be eligible to qualify as performance-based compensation for purposes of Section 162(m).

The Company accounts for equity-based payments, including awards made under our 2005 Plan and 2007 Plan, in accordance with the requirements of SFAS 123R. The Compensation Committee, when granting equity-based awards, is made aware by management of the accounting impact of SFAS 123R.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee (i) was, during the last fiscal year, an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K.  During the last completed fiscal year, no relationship existed that is required to be reported under Regulation S-K Item 407(e)(4)(iii).

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis required by Regulation S-K Item 402(b) with management.  Based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

General Merrill A. McPeak (Chairman) Robert Chefitz Terry R. Gibson

Summary Compensation Table

The following table sets forth the compensation of our Chief Executive Officer and President, Chief Financial Officer, our two other most highly compensated executive officers during fiscal 2008, and the former Chief Operating Officer due to the fact that he held such positions during a portion of fiscal 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)		Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Larry Ellis,	2008	625,000	—	1,024,377		—	60,000	(3)	1,709,377
President and Chief	2007	613,750	—	1,671,629		700,000	54,900	(3)	3,040,279
Executive Officer(2)	2006	529,240	700,000	884,198	(4)	—	—		2,113,438

James F. Anderson,	2008	312,500	—	634,514		—	—	(6)	947,014
Senior Vice President	2007	313,425	—	517,972		215,000	—	(6)	1,046,397
& Chief Financial Officer (5)	2006	97,500	21,750	—		—	—	(6)	119,250

John C. Siemer,	2008	323,077	—	137,974		—	22,500		483,551
Chief Operating Officer	2007	350,000	—	306,527		225,000	30,000	(8)	911,527
— Chief of Staff (7)	2006	152,418	61,250	157,619		—	—	(6)	371,287

Sam White,	2008	240,385	—	68,196		—	—	(6)	308,581
Senior Vice President	2007	250,000	—	150,179		175,000	—	(6)	575,179
of Business Development	2006	174,816	125,000	40,040		—	—	(6)	339,856

Jennifer Coberly,	2008	199,231	—	369,056		—	—		568,287
General Counsel	2007	—	—	—		—	—		—
and Secretary (9)	2006	—	—	—		—	—		—
________________

(1)
The value of stock option awards included within this column reflect the dollar amount recognized in our consolidated financial statements for the fiscal year ended December 31, 2008, in accordance with SFAS 123R.  Additional information regarding the assumptions used to estimate the fair value of the stock option awards is included in Note 6 to the Consolidated Financial Statements contained in our 2008 Annual Report on Form 10-K.  In accordance with SFAS 123R, the Company calculated the fair value of its stock options awarded using the Black-Scholes model at the time the options were granted.  Please note that the value included within this column have not been, and may never be, realized.  The options might never be exercised and the value, if any, will depend on the exercise price and the share price on the exercise date.  For additional information on each individual’s outstanding equity awards as of December 31, 2008, including the number of unexercised options that are exercisable, the number of unexercised options that are not yet exercisable and the option exercise price, please refer to the Outstanding Equity Awards at Fiscal Year-End table included below.

(2)	General Ellis’s employment with the Company was terminated on April 16, 2009.

(3)
Consists of a monthly stipend of $5,000 for 2008 and from March through December, 2007, an apartment rental of $1,800 per month and an automobile allowance of $650 per month for January and February of 2007.

(4)	This value includes $67,771 attributable to the 50,000 options to purchase common stock that Mr. Ellis was awarded in 2006 for service as a director of the Company.

(5)	Mr. Anderson resigned from his positions with the Company effective as of February 6, 2009.

(6)	Total value of perquisites received by such officer during such fiscal year was less than $10,000.

(7)	Mr. Siemer resigned from his positions with the Company on October 3, 2008.

(8)	Consists of combined apartment rental and automobile allowance of $2,500 per month for 2007.

(9)	Ms. Coberly left the Company on June 17, 2009.

Grants of Plan-Based Awards in Fiscal Year 2008

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)		All Other Option Awards: Number of Securities Underlying Options (#)		All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Larry Ellis (2)	3/12/2008	—	650,000	(3)	—		—		100,000	(4)	—	355,000
James Anderson (5)	3/12/2008	—	162,500	(6)	325,000	(6)	—		50,000	(4)	—	177,500
Sam White	3/12/2008	—	125,000	(6)	250,000	(6)	—		50,000	(4)	—	177,500
Jennifer Coberly (7)	4/22/2008	—	140,000	(6)	280,000	(6)	300,000	(8)	—		3.80	765,735
John Siemer (9)	3/12/2008	—	—		—		—		50,000	(4)	—	177,500

____________________

(1)
These columns show the potential value of the payout for each named executive officer.  The potential payouts are performance-driven and therefore completely at risk.  The performance goals for determining the payout are described more fully in the Compensation Discussion and Analysis.

(2)	General Ellis’s employment with the Company was terminated on April 16, 2009. All of his options have expired.

(3)
Pursuant to General Ellis’s employment agreement, with final determination of cash bonus made by the Compensation Committee based on the same financial and non-financial objectives as are provided under the 2007 Annual Incentive Plan.

(4)	DSAs, each representing a contingent right to receive one share of our common stock, which vest 100% on the third anniversary of the grant date. Pursuant to the 2007 Plan.

(5)	Mr. Anderson resigned from his positions with the Company effective as of February 6, 2009. All of his options and DSAs have expired.

(6)	Pursuant to the 2008 Annual Incentive Plan.

(7)	Ms. Coberly left the Company on June 17, 2009. All of her options are set to expire 90 days from the date of her departure.

(8)	Pursuant to the 2007 Plan.

(9)	Mr. Siemer resigned from his positions with the Company on October 3, 2008. All of his options and DSAs have expired.

Employment Agreements and Equity Incentives

General Larry Ellis

On March 29, 2007, the Company entered into a new employment agreement with General Ellis.  The agreement had an initial term of four years, with a provision for automatic renewal unless either of the parties gave notice of an intention not to renew the agreement no later than 60 days prior to the end of the term.  Pursuant to the agreement, General Ellis was eligible to receive an annual salary of not less than $650,000 and an annual cash incentive bonus in an amount to be determined at the discretion of the Compensation Committee, based on approved performance criteria as described above under “Compensation Discussion and Analysis.”  The amount of such annual cash incentive bonus was targeted at 100% of his base salary.  General Ellis’s employment agreement also provided for the grant of options to acquire 900,000 shares of our common stock, which were granted on March 29, 2007, at an exercise price equal to $3.46 per share, the closing market price of the Company’s common stock on that date.  The options had a ten year term.  100% of the options became vested and are exercisable, due to the occurrence of a change in control of the Company on August 19, 2008, as defined in the 2005 Plan.  The employment agreement also provided that upon termination of his employment by the Company other than for cause, or by General Ellis for good reason, he was entitled to receive (a) a pro rata bonus for the year of termination, paid within two and a half months following the end of the year in which the date of termination occurs, (b) a severance package equal to two times General Ellis’s annual base salary, plus a bonus of an additional 100% of annual base salary, paid in 24 equal monthly installments and (c) continued participation in the Company’s medical and life insurance programs for 24 months provided he and his dependents are eligible. The first payment of the severance package, comprised of the first six installments, would be made on the first business day following the date six months after the termination date, and subsequent payments would be made on a monthly basis from the seventh month through the 24th month following termination.  However, the aggregate severance payments and benefits may be reduced to take into account the effect of any “excess parachute payment” (as defined in Section 280G of the Code), as more particularly set forth in the employment agreement.

General Ellis’s employment with the Company was terminated on April 16, 2009 without cause.  Pursuant to the terms of his employment agreement, Mr. Ellis is scheduled to receive severance payments in an aggregate amount of approximately $2,700,000, without taking into account any potential reductions pursuant to the employment agreement.  In addition, upon General Ellis’s termination, 100,000 DSAs granted to him in March 2008 immediately vested and, consequently, 100,000 shares of the Company’s common stock were issued to General Ellis.  All of General Ellis’s options have expired.  For a 24-month period following his termination, General Ellis is subject to non-compete and non-disclosure obligations.

James Anderson

On June 21, 2007, the Company entered into an employment agreement with James F. Anderson, providing for his employment as our Chief Financial Officer.  The agreement had an initial term of three years.  Mr. Anderson’s employment agreement provided for an annual base salary of not less than $325,000, and upon a review of his performance at the end of each fiscal year, was entitled to receive a bonus, pursuant to the Company’s cash incentive bonus program.  The agreement also provided for the grant to Mr. Anderson of options to acquire 400,000 shares of the Company’s common stock.  On July 24, 2007, these options were granted to Mr. Anderson at an exercise price equal to $5.28 per share, the closing market price of the Company’s common stock on that date.  The options had a ten year term.  100% of the options became vested and are exercisable, due to the occurrence of a change in control of the Company on August 19, 2008, as defined in the 2007 Plan.  Mr. Anderson’s employment agreement also provided that upon termination of his employment by the Company other than for cause, or by Mr. Anderson for good reason, he was entitled to receive (a) a severance package equal to his annual base salary paid in 12 equal monthly installments plus target bonus, if any, and (b) continued participation in the Company’s medical and life insurance programs for 12 months provided he and his dependents are eligible.  The first payment of the severance package would have been made on the first business day of the month after the termination date, and subsequent payments would have been made on a monthly basis from the second month through the 12th month following termination.

Mr. Anderson resigned from his positions with the Company effective as of February 6, 2009.  All of his options have expired.  For a 12-month period following his separation, Mr. Anderson is subject to non-compete and non-disclosure obligations.

John Siemer

On September 28, 2006, John C. Siemer, the Company’s Chief Operating Officer and Chief of Staff, entered into an employment agreement with us.  The agreement had an initial term of three years.  Pursuant to the agreement, Mr. Siemer was entitled to receive an annual base salary of not less than $350,000, and upon a review of his performance at the end of each fiscal year, was entitled to receive a bonus, pursuant to the Company’s cash incentive bonus program.  Additionally, in connection with joining us, Mr. Siemer was granted a signing bonus of $54,726, a portion of which was per diem compensation, based on his base salary rate, for days worked prior to the effective date of his employment agreement.  The agreement also provided for the grant to Mr. Siemer of options to acquire 400,000 shares of the Company’s common stock.  On September 28, 2006, these options were granted to Mr. Siemer at an exercise price equal to $2.82 per share, the closing market price of the Company’s common stock on that date.  The options had a ten year term.  Mr. Siemer’s employment agreement provided that upon termination of his employment by the Company other than for cause, or by Mr. Siemer for good reason, he was entitled to receive (a) a severance package equal to his annual base salary paid in 12 equal monthly installments plus target bonus, if any, and (b) continued participation in the Company’s medical and life insurance programs for 12 months provided he and his dependents are eligible.  The first payment of the severance package would have been made on the first business day of the month after the termination date, and subsequent payments would have been made on a monthly basis from the second month through the 12th month following termination.

Mr. Siemer resigned from his positions with the Company on October 3, 2008.  All of his options have expired.  For a 12-month period following his separation, Mr. Siemer is subject to non-compete and non-disclosure obligations.

Sam White

On November 1, 2006, Sam White, the Company’s Senior Vice President of Global Sales, entered into an employment agreement with us.  The agreement has an initial term of three years.  Pursuant to the agreement, Mr. White is entitled to receive an annual base salary of not less than $250,000 and upon a review of his performance at the end of each fiscal year, is entitled to receive a bonus pursuant to the Company’s cash incentive bonus program.  On December 6, 2006, options to purchase 150,000 shares of the Company’s common stock were granted to Mr. White at an exercise price equal to $2.59 per share, the closing market price of the Company’s common stock on that date.  The options have a ten year term.  100% of the options became vested and are exercisable, due to the occurrence of a change in control of the Company on August 19, 2008, as defined in the 2005 Plan.  Pursuant to a March 2008 amendment to his employment agreement, upon termination of his employment by the Company other than for cause, or by Mr. White for good reason, he is entitled to receive (a) a severance package equal to his annual base salary paid in 12 equal monthly installments plus target bonus, if any, and (b) continued participation in the Company’s medical and life insurance programs for 12 months provided he and his dependents are eligible.  The first payment of the severance package will be made on the first business day of the month after the termination date, and subsequent payments shall be made on a monthly basis from the second month through the 12th month following termination.  For a 12-month period following his termination, Mr. White would be subject to non-compete and non-disclosure obligations.

Jennifer Coberly

On April 7, 2008, Jennifer Rae Coberly, the Company’s General Counsel and Secretary, entered into an employment agreement with us.  The agreement had an initial term of three years, with a provision for automatic renewal unless either of the parties gave notice of an intention not to renew the agreement no later than 60 days prior to the end of the term.  Pursuant to the agreement, Ms. Coberly was entitled to receive an annual base salary of not less than $280,000 and upon a review of her performance at the end of each fiscal year, was entitled to receive a bonus pursuant to the Company’s cash incentive bonus program.  On April 22, 2008, options to purchase 300,000 shares of the Company’s common stock were granted to Ms. Coberly at an exercise price equal to $3.80 per share, the closing market price of the Company’s common stock on that date.  The options had a ten year term.  100% of the options became vested and are exercisable, due to the occurrence of a change in control of the Company on August 19, 2008, as defined in the 2007 Plan.  Pursuant her employment agreement, upon termination of her employment by the Company other than for cause, or by Ms. Coberly for good reason, she was entitled to receive (a) a severance package equal to her annual base salary paid in 12 equal monthly installments and (b) continued participation in the Company’s medical and life insurance programs for 12 months provided she and her dependents are eligible.

Ms. Coberly left the Company on June 17, 2009.  All of her options are set to expire 90 days from the date of her departure.  In lieu of accepting payments entitled to her under her employment agreement, Ms. Coberly agreed to accept a lump-sum payment of $100,000.  For a 12-month period following her termination, Ms. Coberly is subject to non-compete and non-disclosure obligations.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information, on an award-by-award basis, concerning unexercised options to purchase common stock that are held by each named executive officer and outstanding as of December 31, 2008.  None of the named executive officers who remain employed by the Company have transferred any of the awards that are reported in the table below.

	Option (Warrant) Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Larry Ellis (1)	500,000	—	7.66	5/24/2010
	50,000	—	4.89	12/13/2010
	50,000	—	2.28	11/9/2011
	900,000	—	3.46	3/29/2017

James F. Anderson (2)	400,000	—	5.28	7/24/2017

Sam White	150,000	—	2.59	12/5/2016
	5,000	—	2.01	2/6/2013

Jennifer Coberly (3)	300,000	—	3.80	4/22/2018

John Siemer (4)	400,000	—	2.82	9/28/2016

____________________

(1)	General Ellis’s employment with the Company was terminated on April 16, 2009. All of his options have expired.

(2)	Mr. Anderson resigned from his positions with the Company, effective as of February 6, 2009. All of his options and DSAs have expired.

(3)	Ms. Coberly left the Company on June 17, 2009. All of her options are set to expire 90 days from the date of her departure.

(4)	Mr. Siemer resigned from his positions with the Company on October 3, 2008. All of his options and DSAs have expired.

Option Exercises and Stock Vested

The named executive officers did not exercise any options or own any restricted stock that vested during fiscal 2008.

Potential Payments upon Termination or Change in Control

As previously indicated in the section titled “Employment Agreements and Equity Incentives” above, the employment agreements of certain of our named executive officers provide or provided for benefits in the event they were or are terminated by the Company without “cause,” or if such executive terminates or terminated his or her employment with “good reason.”

“Cause” is generally defined as follows:

•
the executive engaged in fraudulent or dishonest conduct (as determined by a court or other fact finding body) that the Board reasonably determines has or would have a material adverse impact on the Company;

•	conviction of, or the pleading of no contest to a felony criminal offense;

•	willful refusal of the executive to perform his material employment-related duties or intentionally engaging in conduct that is materially adverse to the Company’s business interests; or

•	gross negligence in the performance of the executive’s material employment duties.

“Good reason” is generally defined as:

•	a material diminution of the executive’s duties or the assignment of responsibilities that are materially inconsistent with his position;

•	a reduction in the executive’s compensation (excluding a reduction of annual bonus due to the failure to achieve a target performance objective) or the executive’s benefits;

•	a relocation of the Company from South Florida; or

•	a material breach by the Company of the terms of the executive’s employment agreement.

The following table sets forth the estimated value of the benefits each executive officer employed at December 31, 2008 was entitled to receive if his or her employment was terminated in each of five termination scenarios as of December 31, 2008.

Name	Death		Disability		Terminated by Company for Cause	Terminated by Company other than for Disability, Death or Cause		Terminated by Executive for Good Reason
Larry Ellis	—	(1)	—	(2)	—	$2,600,000	(3)	$2,600,000	(3)
James F. Anderson	—		—		—	$325,000	(4)	$325,000	(4)
Jennifer Coberly	—		—		—	$280,000	(5)	$280,000	(5)
Sam White	—		—		—	$250,000	(6)	$250,000	(6)

______________________

(1)
General Ellis’s employment agreement provided that upon his death, his outstanding options would vest immediately and he would be entitled to receive a pro rata bonus for the year of termination based on his performance for that year, paid within two and a half months following the end of the year in which the date of termination occurs.  As General Ellis does not currently have any unvested options and did not receive a bonus for 2008, the amount set forth in the table above is zero.

(2)
General Ellis’s employment agreement provided that upon termination of his employment for disability, he would be entitled to receive a pro rata bonus for the year of termination based on his performance for that year, paid within two and a half months following the end of the year in which the date of termination occurs.  As General Ellis did not receive a bonus for 2008, the amount set forth in the table above is zero.

(3)
General Ellis’s employment agreement provided that upon termination of his employment by the Company other than for cause, or by General Ellis for good reason, he was entitled to receive (a) a pro rata bonus for the year of termination, paid within two and a half months following the end of the year in which the date of termination occurs, (b) a severance package equal to two times General Ellis’s annual base salary, plus a bonus of an additional 100% of annual base salary, paid in 24 equal monthly installments and (c) continued participation in the Company’s medical and life insurance programs for 12 months provided he and his dependents are eligible. The first payment of the severance package, comprised of the first six installments, would be made on the first business day following the date six months after the termination date, and subsequent payments would be made on a monthly basis from the seventh month through the 24th month following termination.  However, the aggregate severance payments and benefits may be reduced to take into account the effect of any “excess parachute payment” (as defined in Section 280G of the Code), as more particularly set forth in the employment agreement.  The amount set forth in the table above was the estimated size of such severance package as of December 31, 2008, without taking into account any potential reductions pursuant to the employment agreement.  As General Ellis did not receive a bonus for his performance in 2008 nor does he currently avail himself of the benefit program, the estimated value he would receive from a pro rata bonus and continued participation would be zero.  General Ellis’s employment with the Company was terminated on April 16, 2009 without “cause.”  Pursuant to the terms of his employment agreement, based on estimates as of the date of his termination, Mr. Ellis is scheduled to receive an aggregate amount of approximately $2,700,000, without taking into account any potential reductions pursuant to the employment agreement.

(4)
Mr. Anderson’s employment agreement provided that upon termination of his employment by the Company other than for cause, or by Mr. Anderson for good reason, he was entitled to receive (a) a severance package equal to his annual base salary paid in 12 equal monthly installments plus target bonus, if any, and (b) continued participation in the Company’s medical and life insurance programs for 12 months provided he and his dependents are eligible.  The first payment of the severance package would have been made on the first business day of the month after the termination date, and subsequent payments would have been made on a monthly basis from the second month through the 12th month following termination.  The amount set forth in the table includes a severance package of $325,000.  Mr. Anderson resigned from the Company without good reason on February 6, 2009.

(5)
Ms. Coberly’s employment agreement provided that upon termination of her employment by the Company other than for cause, or by Ms. Coberly for good reason, she was entitled to receive (a) a severance package equal to her annual base salary paid in 12 equal monthly installments and (b) continued participation in the Company’s medical and life insurance programs for 12 months provided she and her dependents are eligible.  The first payment of the severance package would be made on the first business day of the month after the termination date, and subsequent payments would be made on a monthly basis from the second month through the 12th month following termination.  The amount set forth in the table above includes a severance package of $280,000.  Ms. Coberly left the Company on June 17, 2009.  In lieu of accepting payments entitled to her under her employment agreement, Ms. Coberly agreed to accept a lump-sum payment of $100,000.

(6)
Mr. White’s employment agreement, as amended, provides that upon termination of his employment by the Company other than for cause, or by Mr. White for good reason, he is entitled to receive (a) a severance package equal to his annual base salary paid in 12 equal monthly installments plus target bonus, if any, and (b) continued participation in the Company’s medical and life insurance programs for 12 months provided he and his dependents are eligible.  The first payment of the severance package will be made on the first business day of the month after the termination date, and subsequent payments shall be made on a monthly basis from the second month through the 12th month following termination.  The amount set forth in the table above includes a severance package of $250,000.

The election of SP II’s nominees at the 2008 Annual Meeting constituted a change in control (but not a business combination) and the executive officers’ unvested options consequently vested immediately upon election.  Accordingly, the executive officers received a benefit valued as follows:

Name	Value
Larry Ellis	—
James F. Anderson	—
Jennifer Coberly	—
John Siemer	—
Sam White	$36,900

The value in the above table is based upon the positive difference, if any, between the exercise price of each executive officer’s options, and the closing market price of the Company’s common stock on the date of the 2008 Annual Meeting ($3.00 per share), multiplied by the number of shares subject to accelerated vesting triggered by the change of control, according to the 2005 Plan and 2007 Plan.

Additionally, the DSAs awarded to the named executive officers in March, 2008, will vest immediately if the Company experiences a change in control and, within 24 months following such change in control, the employee is terminated without “cause” or terminates his or her employment for “good reason” as defined in the employee’s employment agreement with the Company.  The election of SP II’s nominees at the 2008 Annual Meeting constituted a change in control, but did not trigger the acceleration of each of the executive officers’ DSAs, and will not trigger such acceleration unless each respective officer’s employment is thereafter terminated by the Company without cause or by the executive for good reason.

As defined in our 2005 Plan and 2007 Plan, a change in control generally occurs if:

•	any person, entity or group acquires more than 50% of either the Company’s outstanding shares of voting stock, or the combined voting power of our then outstanding voting securities;

•	there is a replacement of a majority of the members of the Board during any 12 month period, unless the new directors have been approved by at least a majority of the incumbent board; or

•
the consummation occurs of a “business combination,” defined as a reorganization, merger or similar transaction, or a sale of substantially all of the company’s assets, unless the stockholders before such transaction own directly or indirectly 50% or more of the then outstanding voting securities of the corporation resulting from the transaction.

Director Compensation

Annual Retainer

Each year, Point Blank Solutions pays each director (other than the non-executive Chairman of the Board) who is not an employee of the Company an annual retainer of $25,000.  Fifty percent (50%) of the retainer may be paid in DSAs unless a director elects to receive a larger percentage (up to 100%) of the retainer in stock.  The balance of the retainer is paid in cash quarterly in advance.  The terms of the DSAs are as follows:

•
prior to commencement of service on the Board and the first day of each calendar year thereafter the percentage of the annual retainer to consist of DSAs shall be elected by the director (in the absence of an election the percentage shall be 50%);

•
the aggregate number of deferred shares shall be determined on the first trading day of each calendar year or the first trading day on or after the first date of service as a director, as the case may be;

•
deferred shares shall vest on a daily basis, ratably over the period commencing on the date of the director’s election or re-election at an annual meeting of stockholders and ending on the date of the next annual meeting of stockholders; and

•
vested deferred shares shall be delivered to a director as soon as practicable following the end of the vesting period or, if earlier, as soon as practicable following separation from service as a director.

In light of the fact that the Company’s pool of available DSAs under the 2005 Plan had been depleted at the time, no equity instruments were available to grant to the five newly elected directors in August, 2008.  The Compensation Committee determined that, as a temporary measure, outside director compensation should be in the form of cash for the third and fourth quarters of 2008.

Attendance Fees

In addition to the annual retainer, directors are paid the following attendance fees:

•	$2,500 for each Board meeting attended in person ($1,250 for each meeting participated through teleconference); and

•	$2,500 for each committee meeting attended in person ($1,250 for each meeting participated through teleconference).

These attendance fees are paid in cash as soon as practicable following the close of each calendar quarter.  No fees are paid for committee meetings attended when a Board meeting is held on the same day.

Committee Chair Fees

The chairman of each Board committee receives an additional annual retainer as follows:

•	Audit Committee: $15,000

•	Compensation Committee: $10,000

•	Nominating and Corporate Governance Committee: $10,000

Committee Chairman fees are paid in the same manner as the annual retainer.

Long-Term Equity Incentives

Each director (other than the Non-Executive Chairman of the Board) receives DSAs for shares with a market value of $75,000 upon first being elected to the Board, in addition to the DSAs received as part of the director’s annual retainer.  The DSAs vest ratably on a daily basis over the three-year period commencing on the first date of service as a director.  Vested DSAs are delivered to a director as soon as practicable following the close of such three-year period or, if earlier, as soon as practicable following separation from service as a director.  Each year after the initial three-year period, a director receives an additional $25,000 of stock equivalent for effective board service, as determined by the Compensation Committee.

Non-Executive Chair Compensation

The Non-Executive Chairman of the Board receives a $75,000 annual retainer (instead of $25,000 as paid to other directors) and receives DSAs with a market value of $150,000 (instead of $75,000), subject to all other terms and conditions for retainers and DSAs applicable to other directors.

Stock Accumulation Policy

In an effort to further align our directors’ economic interests with those of stockholders, the Company requires directors to accumulate $25,000 worth of our common stock and hold it until retirement from the Board.  Each director has until the third anniversary of his or her first date of service as a member of the Board to accumulate $25,000 worth of our common stock.  For purposes of satisfying this requirement, no share acquired as compensation for serving on the Board shall qualify, except for shares of our common stock received pursuant to a DSA attributable to an election to receive more than 50% of an annual retainer in the form of DSAs.  In addition, for purposes of this $25,000 requirement, shares are valued based on either its actual purchase price (for shares that are purchased) or the value of the shares on the date the DSA was initially awarded (for shares received pursuant to a DSA).

Change in Control

In the event the Company experiences a change in control, as defined in the agreements for the DSAs, DSAs awarded to Board members will immediately vest, unless such change in control is a “business combination,” as defined in the 2005 Plan, and a successor Company assumes or substitutes the DSAs and provides that the DSAs shall vest immediately in the event the director ceases to serve as a member of the Board for any reason other than a voluntary resignation.

The election of SP II’s nominees at the 2008 Annual Meeting constituted a change in control (but not a business combination) and each director’s unvested DSAs consequently vested immediately upon such election.  Accordingly, the directors received a benefit estimated to be valued as follows:

Name	Value
William P. Campbell (1)	$79,653
David Bell (1)	$39,450
Martin R. Berndt (1)	$36,708
Maurice Hannigan (2)	$41,707
Jack A. Henry (1)	$42,128
Suzanne M. Hopgood	$39,266
_______________

(1)	In December 2008, each of Senator Campbell, Mr. Bell, General Berndt and Mr. Henry rescinded awards representing the entire amount of the listed values.

(2)	In December 2008, Mr. Hannigan rescinded awards representing $34,185 of the listed value.

The value in the above table is based upon the closing market price of the Company’s common stock on the date of the 2008 Annual Meeting ($3.00 per share), multiplied by the number of unvested DSAs each director held on such date.

Director Compensation Table

The following table sets forth certain information with respect to the cash and other compensation paid or accrued by us in 2008 for services rendered by our non-executive directors.  Directors who are also officers do not receive any separate compensation for serving as directors.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
William P. Campbell (2)	65,625	137,500	203,125
David Bell (3)	50,625	67,500	118,125
Martin R. Berndt (4)	67,120	66,667	133,787
Maurice Hannigan (5)	66,603	75,000	141,603
Jack A. Henry (6)	45,200	76,400	121,600
Suzanne M. Hopgood (7)	54,250	75,167	129,417
James R. Henderson (8)	38,560	18,493	57,053
Terry R. Gibson (9)	27,853	9,247	37,100
Merrill A. McPeak (10)	25,245	9,247	34,492
Bernard C. Bailey (11)	35,815	9,247	45,062
Robert Chefitz (12)	20,353	9,247	29,600
________________

(1)
The value of stock awards included within this column reflect the dollar amount recognized in our consolidated financial statements for the fiscal year ended December 31, 2008, in accordance with SFAS 123R.  Additional information regarding the assumptions used to estimate the fair value of the stock awards is included in Note 6 to the Consolidated Financial Statements contained in our 2008 Annual Report on Form 10-K.  At the Annual Meeting of Stockholders that was held on August 19, 2008, five nominees from SP II were elected to the Board.  This change triggered an acceleration of the equity-based compensation expense and the total unvested and unamortized fair value of the equity-based compensation became vested immediately.

(2)
In 2008, Senator Campbell received and rescinded DSAs with grant date fair values computed in accordance with SFAS 123R of $37,500.  In December 2008, Senator Campbell also rescinded the DSAs associated with his 2007 annual retainer and 3-year equity grant with grant fair value of $187,500.

(3)
In 2008, Mr. Bell received DSAs with grant date fair values computed in accordance with SFAS 123R of $17,500.  In December 2008, Mr. Bell rescinded 32,728 shares associated his 2007 & 2008 annual retainers and 3-year equity grant with grant date fair value of $99,417.  As of December 31, 2008, Mr. Bell held DSAs with respect to an aggregate of 2,900 shares of the Company’s common stock.

(4)
In 2008, General Berndt received DSAs with grant date fair values computed in accordance with SFAS 123R of $9,247.  In December 2008, General Berndt rescinded 24,947 DSAs associated with his 2008 annual retainer and 3-year equity grant with grant date fair value of $87,397.  As of December 31, 2008, General Berndt held DSAs with respect to an aggregate of 23,503 shares of the Company’s common stock.

(5)
In 2008, Mr. Hannigan received DSAs with grant date fair values computed in accordance with SFAS 123R of $25,000 and $9,247.  In December 2008, Mr. Hannigan rescinded 32,292 DSAs associated with his 2007 annual retainer and 3-year equity grant with grant date fair value of $96,875.  As of December 31, 2007, Mr. Hannigan held DSAs with respect to an aggregate of 54,926 shares and options to purchase an additional 5,342 shares of the Company’s common stock.

(6)
In 2008, Mr. Henry received and rescinded DSAs with grant date fair values computed in accordance with SFAS 123R of $26,400.  In December 2008, Mr. Henry also rescinded the DSAs associated with his 2007 annual retainer and 3-year equity grant with grant date fair values of $100,000.

(7)
In 2008, Ms. Hopgood received DSAs with grant date fair values computed in accordance with SFAS 123R of $21,000.  As of December 31, 2008, Ms. Hopgood held DSAs with respect to an aggregate of 32,304 shares of the Company’s common stock.

(8)	In 2008, Mr. Henderson received DSAs with grant date fair values computed in accordance with SFAS 123R of $18,493.

(9)	In 2008, Mr. Gibson received DSAs with grant date fair values computed in accordance with SFAS 123R of $9,247.

(10)	In 2008, General McPeak received DSAs with grant date fair values computed in accordance with SFAS 123R of $9,247.

(11)	In 2008, Mr. Bailey received DSAs with grant date fair values computed in accordance with SFAS 123R of $9,247.

(12)	In 2008, Mr. Chefitz received DSAs with grant date fair values computed in accordance with SFAS 123R of $9,247.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of Terry R. Gibson, Robert Chefitz and General Merrill A. McPeak.  Mr. Chefitz and General McPeak were appointed to the Audit Committee in June 2009 following the resignations of Bernard C. Bailey and Maurice Hannigan from the Board.  At December 31, 2008 and up to the resignations of Messrs. Bailey and Hannigan, the Audit Committee was comprised of Messrs. Gibson, Bailey and Hannigan.  All of the actions of the Audit Committee discussed below were taken by the Audit Committee when it was comprised of Messrs. Gibson, Bailey and Hannigan.

The Company’s current independent registered public accounting firm is Crowe Horwath.  Rachlin served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008 and through the preparation of the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Therefore, the discussions, written disclosure and letter referred to below were with or given by Rachlin.

The Audit Committee reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2008 with both management and Rachlin.  In its discussion, management represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 were prepared in accordance with generally accepted accounting principles.

The Audit Committee met with Rachlin, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.  The Audit Committee discussed with Rachlin the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee received the written disclosures and the letter from Rachlin required by applicable requirements of the PCAOB regarding Rachlin’s communications with the Audit Committee concerning independence, and considered and discussed with Rachlin such firm’s independence and the compatibility of the non-audit services provided by the firm with its independence.

Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

AUDIT COMMITTEE

Terry R. Gibson (Chairman) Robert Chefitz General Merrill A. McPeak

STOCKHOLDER PROPOSALS

Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act (“Rule 14a-8”) and intended to be presented at the 2010 Annual Meeting must be received by the Company at 2102 SW 2nd Street, Pompano Beach, Florida 33069, Attn: Corporate Secretary, no later than April 9, 2010 to be considered for inclusion in the Company’s proxy materials for the 2010 Annual Meeting.

Under SEC rules, if we do not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then we will be permitted to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  In connection with the 2010 Annual Meeting, if we do not have notice of a stockholder proposal on or before June 23, 2010, we will be permitted to use our discretionary voting authority as outlined above.

Outside of Rule 14a-8, the By-Laws establish procedures for stockholder nominations for elections of directors and bringing other business before any annual or special meeting of stockholders.  A stockholder may present a proposal for consideration at the 2010 Annual Meeting by providing appropriate written notice in a timely manner to the Corporate Secretary setting forth the following information: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person's written consent to serve as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (a) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner; (d) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (e) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting shares to elect such nominee or nominees.  A stockholder giving notice must also include such other information about each person whom the stockholder proposes to nominate for election or reelection as a director as the Board deems appropriate, including, without limitation, the nominee's age, business and residence addresses and principal occupation, or such other information about the business to be proposed and about the stockholder making such business proposal before the meeting as the Board deems appropriate.

To be timely, a stockholder's notice must be delivered to or received by the Corporate Secretary at the principal executive offices of the Company not less than 45 or more than 75 days prior to the first anniversary of the mail date for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, or if no meeting was held in the prior year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

Only persons nominated in accordance with the procedures set forth above will be eligible to serve as directors and only such business will be conducted at an annual meeting of stockholders as brought before the meeting in accordance with the procedures set forth above.  The chairman of the meeting will have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with such procedures and, if any proposed nomination or business is not in compliance with such procedures, to declare that such defectively proposed business or nomination may not be presented for stockholder action at the meeting and will be disregarded.

PROXY SOLICITATION

The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

ANNUAL REPORT

Our 2008 Annual Report on Form 10-K is being sent with this Proxy Statement to each stockholder.  The 2008 Annual Report is also available on the Internet at www.pointblanksolutionsinc.com/2009annualmeeting.  The 2008 Annual Report, however, is not to be regarded as part of the proxy soliciting material.

DELIVERY OF DOCUMENTS TO CERTAIN STOCKHOLDERS

Pursuant to SEC rules, the Company is permitted to deliver to two or more stockholders sharing the same address a single copy of each of our 2008 Annual Report and this Proxy Statement, unless we have received contrary instructions from one or more of such stockholders.  Upon written or oral request, we will deliver a separate copy of our 2008 Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future.  Stockholders receiving multiple copies of such documents may request that we deliver single copies of such documents in the future.  Stockholders may notify us of their requests by calling or writing our Corporate Secretary at Point Blank Solutions, Inc., 2102 SW 2nd St, Pompano Beach, Florida 33069, telephone (954) 630-0900.

POINT BLANK SOLUTIONS, INC.

Proxy for Annual Meeting of Stockholders on September 9, 2009

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints James R. Henderson and Michelle Doery, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Point Blank Solutions, Inc., to be held on September 9, 2009 at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309, at 10:00 a.m. local time, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

POINT BLANK SOLUTIONS, INC.

September 9, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at www.pointblanksolutionsinc.com/2009annualmeeting

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. To elect four directors:		2. To ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	¡James R. Henderson ¡Robert Chefitz ¡Terry R. Gibson ¡General Merrill A. McPeak
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.